EXHIBIT 99.2


                              February Floater Deal
                              Whole Loan MTA NEG AM

Group AAA Size                                  $1,054mm approx.
WAM                                                359 +/- 1 months
Gross Margin                                      2.75% +/-10bps
California                                        67.6% approx.
WA FICO                                           705 approx.
WA LTV                                            75.0% approx.
PP                                                38.6% approx.
AAA Ratings                                     2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level                      7.50% approx.
Pricing Speed                                        25% CPR
Settlement Date                                 02/28/05


                            All numbers approximate.
                   All tranches subject to 10% size variance.
                                10% Cleanup Call
                        [GRAPHIC OMITTED] Investment Bank

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.